Exhibit 32.1

FOOTHILL INDEPENDENT BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2004

as Amended on Form 10-K/A

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Foothill Independent Bancorp (the “Company”), hereby certifies that: (i) the Annual Report on Form 10-K for the year ended December 31, 2004, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment on Form 10-K/A (the “Annual Report”), fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 26, 2005
/s/ GEORGE E. LANGLEY
George E. Langley
President and Chief Executive Officer